Exhibit 99.2

STRATEGIC RESTRUCTURING CONFERENCE CALL

AGENDA LEADERSHIP TRANSITION STRATEGIC RESTRUCTURING HIGHLIGHTS FINANCIAL IMPACT 2008 GUIDANCE Q&A TERRY KEATING BILL LASKY DAVID ARMSTRONG DAVID ARMSTRONG DAVID ARMSTRONG TERRY KEATING BILL LASKY DAVE ARMSTRONG 2

FORWARD LOOKING STATEMENTS STATEMENTS IN THIS PRESENTATION WHICH ARE NOT STATEMENTS OF HISTORICAL FACT ARE “FORWARD LOOKING STATEMENTS” WITHIN THE “SAFE HARBOR” PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE TO, AND THE EXPECTATIONS AND ASSUMPTIONS DEEMED REASONABLE BY, ACCURIDE CORPORATION AT THE TIME THIS PRESENTATION WAS MADE. ALTHOUGH ACCURIDE BELIEVES THAT THE ASSUMPTIONS UNDERLYING SUCH STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT THEY WILL BE ATTAINED. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS INCLUDE BUT ARE NOT LIMITED TO MARKET DEMAND IN THE COMMERCIAL VEHICLE INDUSTRY, GENERAL ECONOMIC, BUSINESS AND FINANCING CONDITIONS, LABOR RELATIONS, GOVERNMENTAL ACTION, COMPETITOR PRICING ACTIVITY, EXPENSE VOLATILITY AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY’S SECURITIES AND EXCHANGE COMMISSION FILINGS. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. 3

LEADERSHIP TRANSITION BILL LASKY APPOINTED INTERIM PRESIDENT AND CEO FOLLOWING THE RESIGNATION OF JOHN MURPHY • Bill has been independent director of Accuride since October 2007 • Bill will continue to serve as a Director during his employment 30 YEARS OF MANUFACTURING EXPERIENCE AT STONERIDGE, JLG INDUSTRIES AND DANA • Chairman of the Board of Stoneridge since 2006 • Chairman and President and CEO of JLG Industries from 1999 through late 2006 Positioned Company for growth through 2001 to 2003 downturn Grew revenue from $1 billion to $3 billion Led numerous strategic initiatives including restructurings, acquisitions and divestitures • Various senior capacities at Dana from 1977 to 1999 4

STRATEGIC RESTRUCTURING HIGHLIGHTS REDUCTION IN STAFFING LEVELS • 159 salaried positions, or 18 percent of current level • 233 hourly employees, or 9 percent of current level CREATION OF AN AFTERMARKET DIVISION • Strengthens services and offerings • Committed to grow aftermarket presence • Consolidation of warehouses to reduce freight and handling costs 5

FINANCIAL IMPACT ($, in millions) 2008 2009 AND BEYOND EXPECTED COST SAVINGS $6.0 $27.5 RESTRUCTURING CHARGE 14.3 NA ONE-TIME CASH 4.9 5.1 PENSION 1.1 NON-CASH 3.2 6

2008 OUTLOOK ($, in millions) ADJ. EBITDA $85.0 TO $100.0 FREE CASH FLOW Breakeven NA COMMERCIAL VEHICLE PRODUCTION ESTIMATES Class 8 190,000 to 200,000 units Class 5-7 170,000 to 180,000 units Trailer 140,000 to 150,000 units 2008 OUTLOOK • We are reducing our Adjusted EBITDA guidance to the lower end of the range due to: Reduction in NAFTA Class 5-8 and trailer production Delay in organic revenue Modest delay in recovery of raw material costs (Q1 2009) 7